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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                      -------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 28, 2007

                             ORION HEALTHCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                 001-16587                  58-1597246
(State or Other Jurisdiction     (Commission File            (I.R.S. Employer
       of Incorporation)               Number)            Identification Number)

                        1805 Old Alabama Road, Suite 350
                                Roswell, GA 30076
               (Address of Principal Executive Offices) (Zip Code)

                                 (678) 832-1800
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

     (b) Effective June 28, 2007, Michael J. Finn resigned from the Board of Directors (the "Board") of Orion HealthCorp, Inc. ("the Company").

     (d) On June 28, 2007, the remaining members of the Board unanimously appointed Robert P. Pinkas to fill the vacancy on the Board created by Mr. Finn's resignation. Mr. Pinkas was appointed to serve pursuant to the Company's bylaws until the Company's next annual meeting of shareholders or until his successor is duly elected or appointed and qualified.

          Mr. Pinkas is the sole general partner of Pinkas Family Partners, L.P. ("Pinkas Partners"). Pinkas Partners is a general partner of, and holds a majority of the general partnership interests of, Brantley Venture Management III, which is the sole general partner of Brantley Venture Partners III, L.P. ("Brantley III"). Pinkas Partners is a general partner of and holds a majority of the general partnership interests of Brantley Management IV, L.P., which is the sole general partner of Brantley Partners IV, L.P. ("Brantley IV"). Pinkas Partners also holds a majority of the equity interests of Brantley Management V, LLC, which is the sole general partner of Brantley Equity Partners, L.P. ("BEP"). Brantley IV is the majority shareholder of the Company and, collectively with Brantley III and BEP, controls the following shares: (a) 2,439,547 shares of Class A Common Stock owned by Brantley III; (b) 62,555,686 shares of Class A Common Stock owned by Brantley IV; (c) 1,634,282 shares of Class A Common Stock owned by BEP; (d) 8,749,952 shares of Class A Common Stock issuable upon conversion of 8,749,952 shares of Class D Common Stock owned by Brantley IV; and (e) 20,455 shares of Class A Common Stock issuable upon exercise of warrants to purchase Class A Common Stock owned by Brantley IV. As of June 30, 2007, these shares represented 55.1% of the Company's total common stock outstanding on a fully-diluted, as-converted basis.

          Due to Mr. Pinkas' relationships with Brantley III; BEP and Brantley IV, he may be deemed to share voting and dispositive power with respect to the shares held by Brantley III; BEP and Brantley IV. Mr. Pinkas disclaims beneficial ownership of any shares except to the extent of a pecuniary interest therein. Mr. Pinkas also owns options to purchase 17,000 shares of Class A Common Stock at a price of $0.84 per share as a result of his prior service as a director of the Company's subsidiary, Integrated Physician Solutions, Inc.

          The Company is party to a Stockholders Agreement, dated as of December 15, 2004, (the "Stockholders Agreement") with Brantley III, Brantley IV and BEP (as successor under the agreement to Brantley Capital Corporation), pursuant to which each of Brantley III, Brantley IV and BEP (i) is entitled to nominate one person to become a member of the Board and (ii) has agreed to vote all of their respective shares of the Company to elect as members of the Board the three people who have been nominated by Brantley III, Brantley IV and BEP. Mr. Finn was one of the directors nominated in accordance with the Stockholders Agreement to be elected as a director of the Company at its last annual meeting. The Board considered this fact as one of the factors leading to Mr. Pinkas's appointment to fill the vacancy created by Mr. Finn's resignation.

          As of his appointment, Mr. Pinkas is not expected to be named to any of the Board's committees.

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Item 7.01 Regulation FD Disclosure

          On July 3, 2007, the Company issued a press release announcing the resignation of Michael J. Finn from the Board and the appointment of Robert P. Pinkas to fill the vacancy on the Board created by Mr. Finn's resignation. The press release is attached as Exhibit 99.1 to this current report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits - The following exhibits are furnished as part of this current report:

Exhibit   Description
-------   -----------
99.1      Copy of press release issued by the Company on July 3, 2007

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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ORION HEALTHCORP, INC.


                                                     By: /s/ Stephen H. Murdock
                                                         ----------------------
                                                         Stephen H. Murdock
                                                         Chief Financial Officer


Date: July 3, 2007

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                                  EXHIBIT INDEX

Exhibit
Number    Description of Exhibits
------    -----------------------

99.1      Copy of press release issued by the Company on July 3, 2007